Offer to Exchange Cash or Shares of

Class A Common Stock, at Your Election and Subject to Proration,
for all Outstanding Shares of
12.25% Senior Exchangeable Preferred Stock (CUSIP 1256069-30) and
13% Senior Exchangeable Preferred Stock (CUSIP 156072.50-5)
and Consent Solicitation
of
DOBSON COMMUNICATIONS CORPORATION

To:     OUR CLIENTS:

      Enclosed for your consideration is the prospectus, dated January        , 2005 (the “Prospectus”), and any related material, relating to Dobson Communications Corporation’s (the “Company”) offer to exchange (the “Offer to Exchange”) cash or shares of the Company’s Class A common Stock for all outstanding shares of the Company’s above captioned preferred stock, (collectively the “Preferred Stock”) and the solicitation of consents (the “Consent Solicitation” and, collectively with the Offer to Exchange, the “Exchange Offer”) from holders of our Preferred Stock to amend the respective certificates of designation under which the shares of each series of Preferred Stock were issued (the “Proposed Amendments”) and the waiver of compliance by the Company with the provisions of the Certificates of Designation to be eliminated by the Proposed Amendments (the “Waivers”), upon the terms and subject to the conditions described in the Prospectus.

      This material is being forwarded to you as the beneficial owner of the Preferred Stock held by us for your account but not registered in your name. A tender of such Preferred Stock may only be made by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to (1) tender on your behalf the Preferred Stock held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and (2) whether you wish us to tender your preferred stock in exchange for (a) cash or (b) common stock.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Preferred Stock and consent on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on February        , 2005, unless extended by the Company. Any Preferred Stock tendered or consents delivered pursuant to the Exchange Offer may be withdrawn and revoked at any time before February        , 2005 (“Expiration”).

      Your attention is directed to the following:

1. The Offer to Exchange is for any and all Preferred Stock.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer and Consent Solicitation — Conditions to the Exchange Offer.”

3. The Exchange Offer expires at 5:00 P.M., New York City time, on February , 2005, unless extended by the Company.

      If you wish to have us tender your Preferred Stock and consent to the Proposed Amendments, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO

THE OFFER AND SOLICITATION OF CONSENTS

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to its Preferred Stock.

      This will instruct you to tender the Preferred Stock held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus as set forth below.

      This will also instruct you to deliver my consent to the Proposed Amendments and Waivers for the Consent Solicitation, upon and subject to the terms and conditions set forth in the Prospectus.

      The undersigned expressly agrees to be bound by the terms of the Exchange Offer as set forth in the Prospectus and such terms may be enforced against the undersigned.

12.25% Senior Exchangeable Preferred Stock

☐	Please tender shares of 12.25% Senior Exchangeable Preferred Stock held by you for my account for cash as indicated below and consent to the Proposed Amendments and Waivers in the Consent Solicitation:

☐	Please tender shares of 12.25% Senior Exchangeable Preferred Stock held by you for my account for Class A Common Shares and consent to the Proposed Amendments and Waivers in the Consent Solicitation.

13% Senior Exchangeable Preferred Stock

☐	Please tender share of 13% Senior Exchangeable Preferred Stock held by you for my account for cash as indicated below and consent to the Proposed Amendments and Waivers in the Consent Solicitation:

☐	Please tender shares of 13% Senior Exchangeable Preferred Stock held by you for my account for Class A Common Stock and consent to the Proposed Amendments and Waivers in the Consent Solicitation.

Dated:                     , 2005

Signature(s): X

Signature(s): X

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Email Address:

Tax Identification or Social Security Number(s):

      None of the Preferred Stock held by us for your account will be tendered unless we receive written instructions from you to do so.

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